Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Gold Hill Resources, Inc. (the “Company”), does hereby certify, to the best of his knowledge and belief that:

(1)	The Annual Report on Form 10-K for the year ended October 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 29, 2014

/s/ Wayne Good
Name: Wayne Good Title: Chief Executive Officer

January 29, 2014

/s/ Eric Stoppenhagen
Name: Eric Stoppenhagen Title: Chief Financial Officer